                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: May 21, 1998


                            THE SEAGRAM COMPANY LTD.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Canada                    1-2275                       None
          ------                    ------                       ----
(STATE OR OTHER JURISDICTION     (COMMISSION                 (IRS EMPLOYER
   OF INCORPORATION)             FILE NUMBER)              IDENTIFICATION NO.)


               1430 Peel Street, Montreal, Quebec, Canada H3A 1S9
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



              Registrant's telephone number, including area code:

                                (514) 849-5271

Item 5. Other Events.

        On May 21, 1998, The Seagram Company Ltd. (the "Corporation") announced that it has reached an agreement in principle with Royal Philips Electronics N.V. ("Phillips") and PolyGram N.V. ("PolyGram") to acquire PolyGram in a transaction valued at $10.6 billion. PolyGram will be combined with Universal Studios, Inc. ("Universal"), the Corporation's entertainment subsidiary, upon completion of the transaction. The combination would create the world's largest music company, and a global entertainment leader.

        The Corporation said that Universal would acquire Philips' 75 percent ownership position in PolyGram through a tender offer for all issued shares, including publicly-held shares, for NLG 117, or approximately U.S. $59 per share in cash or, at the shareholders' election, for cash and the Corporation's common shares. The agreement in principle calls for the Corporation to issue a maximum of approximately 47.9 million common shares (12 percent of the outstanding shares after the transaction), or approximately $2 billion in value. The agreement in principle also contemplates that Philips would irrevocably commit to tender all its PolyGram shares into the Corporation's tender offer, to acquire as many of the Corporation's shares as are available in the tender offer, and to hold its shares of the Corporation for no less than two years.

        The Board of Directors of the Corporation and the Board of Management and the Supervisory Board of Philips each unanimously approved the agreement in principle, and the Board of Management and the Supervisory Board of PolyGram each has unanimously recommended the proposed offer as fair and in the best interests of PolyGram shareholders. The Corporation said that upon the closing of the transaction, Mr. Cornelis Boonstra would join the Corporation's Board of Directors.

        Separately, the Corporation's Board of Directors authorized the sale of Tropicana Products, Inc. ("Tropicana") through an initial public offering of common stock. The Corporation said it was selling Tropicana as part of its continuing effort to realign the Corporation's assets as well as to realize the subsidiary's full value for the Corporation's shareholders.

        The Corporation said that Tropicana will file shortly with the Securities and Exchange Commission a Registration Statement for the public offering of 100 percent of the Corporation's interest in Tropicana. Proceeds from the sale would be used to partially fund the acquisition of PolyGram. The Corporation estimates a value of U.S. $3.5 billion to $4.0 billion for the Tropicana subsidiary, making the sale one of the largest U.S. initial public offerings. This offering of Tropicana common stock will be made only by means of a prospectus.

        The agreement in principle and the Corporation's obligation to commence a tender offer (and the tender itself) will be subject to customary conditions, including execution and delivery of definitive agreements, preparation of the offering documents, and obtaining necessary regulatory and other approvals, including the expiration of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and approval by way of a decision of the Commission of the European Communities. The PolyGram transaction is expected to close within four to six months.

        A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

        (c)       Exhibits

        (99)      Press Release.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    THE SEAGRAM COMPANY LTD.
                                          (Registrant)



Date: May 21, 1998
                                    By:  /s/ Daniel R. Paladino
                                         ---------------------------------------
                                         Daniel R. Paladino
                                         Executive Vice President -- Legal and
                                            Environmental Affairs

                                  EXHIBIT INDEX


Exhibit               Description of Exhibit           Sequentially
Number                ---------------------            Numbered Page
------                                                 -------------
 (99)                   Press Release.                       6